Exhibit 8.1
Subsidiaries of On Holding AG

Name of Subsidiary	Jurisdiction of Organization

On AG	Zurich, CH
On Brazil Ltda.	Sao Paulo, BR
On Cloud Service GmbH	Berlin, DE
On Clouds GmbH	Zurich, CH
On Clouds Inc.	Delaware, USA
On Europe AG	Zurich, CH
On Experience 1 LLC	Delaware, USA
On Experience 2 LLC	Delaware, USA
On Experience 3 LLC	Delaware, USA
On Experience 4 LLC	Delaware, USA
On Experience 5 LLC	Delaware, USA
On Experience 6 LLC	Delaware, USA
On Experience 7 LLC	Delaware, USA
On Experience 8 LLC	Delaware, USA
On Experience 9 LLC	Delaware, USA
On Experience 10 LLC	Delaware, USA
On Experience 11 LLC	Delaware, USA
On Experience 12 LLC	Delaware, USA
On Experience 13 LLC	Delaware, USA
On Experience 14 LLC	Delaware, USA
On Experience 15 LLC	Delaware, USA
On Experience 16 LLC	Delaware, USA
On Experience 17 LLC	Delaware, USA
On Experience 18 LLC	Delaware, USA
On Experience 19 LLC	Delaware, USA
On Experience 20 LLC	Delaware, USA
On Experience 21 LLC	Delaware, USA
On Experience 22 LLC	Delaware, USA
On Hong Kong Ltd.	Hong Kong, SAR of CN
On Inc.	Oregon, USA
On Italy S.r.l.	Milan, IT
On Japan K.K.	Yokohama, JP
On Korea Ltd.	Seoul, Korea
On Oceania Pty Ltd.	Melbourne, AU
On Running Canada Inc.	Vancouver, CA
On Running Kenya Limited	Nairobi, KE
On Running Sports Products (Shanghai) Company Ltd.	Shanghai, CN
On Running UK Ltd.	London, UK
On Vietnam Co. Ltd.	Ho Chi Minh City, VN
On Services UK Ltd.	London, UK
PT OnRunning Services Indonesia	Jakarta, ID
Brunner Mettler GmbH	Zurich, CH

Refer to Note 1.3 of the consolidated financial statements for additional information.